Exhibit 10.2

THIRTEENTH AMENDMENT TO
LOAN AGREEMENT

          THIRTEENTH AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of March 31, 2005, by and among [i] THERMOVIEW INDUSTRIES, INC., a Delaware corporation ("ThermoView"), [ii] AMERICAN HOME DEVELOPERS CO., INC., a California corporation ("American Home"), [iii] FIVE STAR BUILDERS, INC., a California corporation ("Five Star"), [iv] KEY HOME CREDIT, INC., a Delaware corporation ("Key Home"), [v] KEY HOME MORTGAGE, INC., a Delaware corporation ("Key Home Mortgage"), [vi] LEINGANG SIDING AND WINDOW, INC., a North Dakota business corporation ("Leingang Siding"), [vii] PRECISION WINDOW MFG., INC., a Missouri corporation ("Precision"), [viii] PRIMAX WINDOW CO., a Kentucky corporation ("Primax"), [ix] ROLOX, INC., a Kansas corporation ("Rolox"), [x] TD WINDOWS, INC., a Kentucky corporation ("TD Windows"), [xi] THERMAL LINE WINDOWS, INC., a North Dakota corporation ("Thermal Line"), [xii] THERMOVIEW OF MISSOURI, INC., a Missouri corporation ("ThermoView-Missouri"), [xiii] THERMO-TILT WINDOW COMPANY, a Delaware corporation ("Thermo-Tilt"), [xiv] THERMO-SHIELD OF AMERICA (ARIZONA), INC., an Arizona corporation ("Thermo-Shield Arizona"), [xv] THERMO-SHIELD OF AMERICA (MICHIGAN), INC., a Michigan corporation ("Thermo-Shield Michigan"), [xvi] THERMO-SHIELD COMPANY, LLC, an Illinois limited liability company ("Thermo-Shield Company"), [xvii] THERMO-SHIELD OF AMERICA (WISCONSIN), LLC, a Wisconsin limited liability company ("Thermo-Shield Wisconsin"), [xviii] THERMOVIEW ADVERTISING GROUP, INC., a Delaware corporation ("ThermoView Advertising") and [xix] THOMAS CONSTRUCTION, INC., a Missouri corporation ("Thomas Construction"), (ThermoView, American Home, Five Star, Key Home, Key Home Mortgage, Leingang Siding, Precision, Primax, Rolox, TD Windows, Thermal Line, ThermoView-Missouri, Thermo-Tilt, Thermo-Shield Arizona, Thermo-Shield Michigan, Thermo-Shield Company, Thermo-Shield Wisconsin, ThermoView Advertising and Thomas Construction individually are referred to in this Amendment as a "Borrower" and collectively as the "Borrowers") having an address in care of ThermoView Industries, Inc., 5611 Fern Valley Road, Louisville, Kentucky 40228, [xx] GE CAPITAL EQUITY INVESTMENTS, INC., a Delaware corporation ("GE Capital" or the "Series A Lender" or the "Series C Lender"), and [xxi] GE Capital as collateral agent, as applicable (in such capacity, the "Collateral Agent") and [xxii] DART Investors, L.P., Charles L. Smith, Robert L. Cox, Robert L. Cox, II, Stephen A. Hoffmann, Mitch M. Wexler, Stephen Townzen, Emerging Business Solutions, LLC, Ronald L. Carmicle, Raymond C. Dauenhauer, J. Sherman Henderson, III, Bruce C. Merrick, George T. Underhill, II and Daniel F. Dooley (each, a "Series B Lender") and collectively, the "Series B Lenders", and together with the Series A Lender and the Series C Lender, the "Lenders").

WITNESSETH:

          A.     Pursuant to that certain Assignment and Acceptance Agreement, dated as of March 22, 2001, the Lenders purchased loans made to the Borrowers pursuant to that certain Loan Agreement dated as of August 31, 1998, as amended pursuant to (a) that certain Joinder to Loan Documents and Amendment to Loan Documents (Thomas Construction, Inc.) dated as of January 1, 1999, by and among certain of the Borrowers and PNC Bank ("PNC"), (b) that certain Joinder to Loan Documents and Amendment to Loan Documents (Precision Window Mfg., Inc.) dated as of January 5, 1999, by and among certain of the Borrowers and PNC, (c) that certain Joinder to Loan Documents and Amendment to Loan Documents (Thermo-Shield) dated as of July 8, 1999, by and among certain of the Borrowers and PNC, (d) that certain Amendment to Loan Agreement dated as of July 30, 1999, by and among certain of the Borrowers and PNC, (e) that certain Second Amendment to Loan Agreement dated as of October 14, 1999, by and among certain of the Borrowers and PNC, (f) that certain Third Amendment to Loan Agreement dated as of November, 1999, by and among certain of the Borrowers and PNC, (g) that certain Fourth Amendment to Loan Agreement and Amendment to Note and Term Note dated as of November 10, 1999, by and among certain of the Borrowers and PNC, (h) that certain Fifth Amendment to Loan Agreement and Amendment to Note dated as of April 14, 2000, by and among the Borrowers and PNC, (i) that certain Sixth Amendment to Loan Agreement dated as of August 15, 2000, by and among the Borrowers and PNC, (j) that certain Seventh Amendment to Loan Agreement dated as of March 22, 2001, by and among the Borrowers and PNC, (k) that certain Eighth Amendment to Loan Agreement and Amendment and Restatement of Note dated as of March 22, 2001, by and among the Borrowers and the Lenders, (l) that certain Ninth Amendment to Loan Agreement and Amendment to Amended and Restated Promissory Notes among the Borrowers and the Lenders, (m) that certain Tenth Amendment to Loan Agreement among the Borrowers and the Lenders, (n) that certain Eleventh Amendment to the Loan Agreement dated as of June 30, 2003, among the Borrowers and the Lenders, (o) that certain Twelfth Amendment to Loan Agreement, and Amended and Restated Promissory Notes, each dated as of March 17, 2004, among the Borrowers and the Lenders, and (p) those certain First Amendment to Amended and Restated Promissory Notes dated as of March 15, 2005 (collectively, the "Loan Agreement"); capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Loan Agreement).

          B.     In connection with the Loan Agreement, the Borrowers have executed and shall deliver herewith to the Lenders: (1) a Second Amendment to (a) the Amended and Restated Series A Promissory Note, as amended by that certain First Amendment to Amended and Restated Series A Promissory Note, and (b) each of the Amended and Restated Series B Promissory Notes as amended by those certain First Amendments to Amended and Restated Series B Promissory Notes, and (2) a First Amendment to the Amended and Restated Series C Promissory Note, (the Amended and Restated Series A Promissory Note, the Amended and Restated Series B Promissory Notes, and the Amended and Restated Series C Promissory Notes, each as amended, modified or supplemented from time to time the "Notes").

C. The Borrowers have requested amendments to the Notes and Loan Agreement as more particularly described in this Amendment.

          D.     The Lenders are willing to amend the Notes and Loan Agreement as more particularly described in this Amendment upon the condition, among others, that the Borrowers execute and deliver this Amendment in favor of the Lenders.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. AMENDMENT TO THE LOAN AGREEMENT. Effective as of the Effective Date (as defined herein), the Loan Agreement is amended as follows:

By amending and restating Section 4.I of the Loan Agreement as follows:

                    "[I] [1] Fixed Charge Coverage Ratio. (i) ThermoView will maintain, as of the last day of each calendar quarter for the applicable period of measurement set forth below, a Fixed Charge Coverage Ratio of not less than the following for such period:

Period/Calendar Quarter	Fixed charge coverage ratio
Nine months ending on September 30, 2005	1.00 to 1.00
Twelve months ending on December 31, 2005	1.00 to 1.00
Twelve months ending as of the end of each calendar quarter thereafter	1.00 to 1.00

[2] Minimum EBITDA. ThermoView shall have, as of the last day of each calendar quarter for the applicable period of measurement set forth below, EBITDA of not less than the following for such period:

Period/Calendar Quarter	Minimum EBITDA
Six months ending on June 30, 2005	$934,000
Nine months ending on September 30, 2005	$1,890,000
Twelve months ending on December 31, 2005	$2,754,000
Twelve months ending on March 31, 2006	$3,007,000
Twelve months ending as of the end of each calendar quarter thereafter	$3,049,000

                    [3]     Current Ratio. Thermoview and its Subsidiaries on a consolidated basis shall maintain, as of the last day of each calendar quarter for the applicable period of measurement set forth below, a Current Ratio of not less than the following for such period:

Period/Calendar Quarter	current ratio
Nine months ending on September 30, 2005	1.00 to 1.00
Twelve months ending on December 31, 2005	1.00 to 1.00
Twelve months ending as of the end of each calendar quarter thereafter	1.00 to 1.00

For purposes of each of the above financial covenants, the following terms shall have the following meanings:

                    [A]     "Capital Expenditures" means, for any period, all payments for any fixed assets, or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and which are required to be capitalized under GAAP and which payments have been made from funds of Thermoview other than funds borrowed by Thermoview and its Subsidiaries.

[B] "Current Assets" means, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding debts due from Affiliates.

                    [C]     "Current Liabilities" means, with respect to any Person, all liabilities that should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, but excluding the current portion of long-term debt required to be paid within one year.

[D] "Current Ratio" means, with respect to any Person as of any date of determination, the ratio of (a) Current Assets to (b) Current Liabilities.

                    [E]     "Fixed Charges" shall mean, with respect to Thermoview for any period, the aggregate of all consolidated interest expenses paid or accrued, plus Capital Expenditures, plus obligations with respect to capital leases, plus the Reimbursement Obligations, plus cash income taxes payable, plus amounts paid to preferred shareholders, plus fees and scheduled payments of principal with respect to Indebtedness, in all cases during such period by Thermoview and its Subsidiaries.

[F] "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of (a) EBITDA of such Person for such period to (b) the Fixed Charges of such Person for such period.

                    [G]     "EBITDA" means, for any period (a) net income (or the deficit if expenses and charges exceed revenues and proper income items) increased by (b) all amounts deducted therefrom (without duplication) in the calculation of net income on account of the sum of (i) interest expense, (ii) provision for income taxes and (iii) depreciation and amortization expense (including but not limited to legal fees and closing costs associated with this Amendment and with the registration rights in respect of all outstanding warrants), but excluding therefrom (c) all amounts included therein on account of extraordinary items of income and expense, as well as gains from the sale of assets outside the ordinary course of business."

          SECTION 2.     CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall be effective as of March 31, 2005 (such date is referred to herein as the "Effective Date") upon full execution and delivery of the following, in each case in form and substance satisfactory to the Lenders:

(a) this Amendment;

(b) Amendment No. 9 to the Securities Purchase Agreement, dated as of the date hereof, between Thermoview and GE Capital ("Amendment No. 9"); and

                    (c)     the Second Amendment to Amended and Restated Series A Note, the Second Amendment to Amended and Restated Series B Notes, and the First Amendment to Amended and Restated Series C Note, in each case issued by the Borrowers to the Lenders (the "Amended Notes");

SECTION 3. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby, jointly and severally, represent and warrant to the Lenders as follows:

(a) Recitals. The Recitals in this Amendment are true and correct in all respects.

          (b)     Incorporation of Representations. All representations and warranties of the Borrowers in the Loan Documents are incorporated herein in full by this reference and, except with respect to representations and warranties that were made as of and limited to a specific date, are true and correct as of the date hereof.

          (c)     Corporate Power; Authorization. The Borrowers have the corporate power, and have been duly authorized by all requisite action (corporate or otherwise), to execute and deliver this Amendment and to perform their obligations hereunder and thereunder. This Amendment has been duly executed and delivered by each of the Borrowers.

(d) Enforceability. This Amendment is the legal, valid and binding obligation of Borrowers, enforceable against each Borrower in accordance with its terms.

          (e)     No Violation. The execution, delivery and performance of this Amendment by each of the Borrowers does not and will not (i) violate any law, rule, regulation or court order to which any Borrower is subject; (ii) conflict with or result in a breach of any Borrower's Articles of Incorporation, Bylaws, or other organizational documents or any agreement or instrument to which any Borrower is party or by which it or its properties are bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of any Borrower, whether now owned or hereafter acquired, other than liens in favor of the Lenders.

          (f)     Obligations Absolute. The obligation of the Borrowers to repay the obligations evidenced by the Notes and all obligations of every type or nature under any of the Loan Documents, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of such obligations.

          (g)     Default. Assuming execution and delivery of the waiver of even date herewith related to the default of the minimum EBITDA covenant for the fourth quarter of 2004, no Default or Event of Default exists under the Notes or the Loan Documents.

          (h)     Public Disclosure. From, and as of this date, Thermoview shall make full, fair, accurate and complete disclosure of all relevant information related to this Amendment, Amendment No. 9, the Amended Notes and all other documents or arrangements related thereto, pursuant to the requirements of the applicable securities laws of the United States of America, including without limitation, the Securities Exchange Act of 1934, as amended.

          SECTION 4.     FURTHER ASSURANCES. The Company hereby covenants (i) to provide GE Capital with such other information respecting the business, properties, conditions, financial or otherwise, collateral, or operations of the Company or any of its Subsidiaries as GE Capital may from time to time reasonably request and (ii) (a) to execute and deliver to GE Capital such amendments, certificates, or other documents as GE Capital deems necessary or advisable and (b) to take all other actions as GE Capital deems necessary or advisable, in each case, in order to continue or grant to GE Capital a perfected first priority interest in the collateral granted with respect to the Security Documents.

          SECTION 5.     DELIVERY OF UPDATED SCHEDULES. The Company hereby covenants to, within 30 days after the Effective Date, deliver updated disclosure schedules identical to those which were delivered in connection with the Security Agreements. Such disclosure schedules shall be true and correct as of the date hereof and as of the date of delivery.

          SECTION 6.     CONFIRMATION REGARDING PAYMENTS ON PREFERRED STOCK. The Company hereby confirms that it shall not declare or pay any dividends on or make any distribution with respect to any class of its equity or ownership interest, or purchase, redeem, retire or otherwise acquire any of its equity, other than as set forth in Section 5G of the Loan Agreement, as amended and restated in that certain Ninth Amendment to Loan Agreement, Amendment to Amended and Restated Promissory Notes (the "Ninth Amendment"), dated as of March 28, 2003, by and among Borrowers and Lenders (it being understood that no payments of dividends shall be permitted pursuant to clause (ii) of Section 5G of the Loan Agreement, as amended and restated by the Ninth Amendment, if (a) at the time of such payment, the Borrowers shall not be in compliance with the financial covenants set forth in Sections 4.I.[1] and 4.I.[2] of the Loan Agreement, as such section was amended and restated in that certain Eight Amendment to the Loan Agreement and Amendment and Restatement of Note, dated as of March 22, 2001 among Borrowers and Lenders (without giving effect for purposes of this Section 4 to the terms of any subsequent amendment to Section 4.I of the Loan Agreement, including, without limitation, Sections 1.1 of this Amendment) or (b) at the time of such payment a Default or Event of Default shall have occurred and be continuing or such payment would result in the occurrence of a Default or Event of Default).

          SECTION 7.     RELEASE OF CLAIMS AND WAIVER. The Borrowers hereby release, remise, acquit and forever discharge the Lenders and the Lenders' employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Loan Agreement and the Loan Documents, including but not limited to, claims relating to any settlement negotiations (all of the foregoing hereinafter called the "Released Matters"). Borrowers acknowledge that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. The Borrowers represent and warrant to the Lenders that they have not purported to transfer, assign or otherwise convey any right, title or interest of Borrowers in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

          SECTION 8.     RESERVATION OF RIGHTS. Neither the execution of this Amendment nor the actions of the Lenders nor the failure of the Lenders to exercise any rights under the Loan Agreement, the Notes or the Security Documents (as defined in the Loan Agreement) shall be a waiver of any rights or remedies of the Lenders as against Borrowers as a result of any Default or Event of Default which exists or might exist now or at any time under the Loan Agreement, the Notes or the Security Documents. Nothing contained in this Amendment, Amendment No. 9, the Notes, nor any communications between the Lenders, and Borrowers, shall be a waiver of any rights or remedies of the Lenders, as against Borrowers. The Lenders hereby reserve and preserve all of their rights and remedies against Borrowers under the Loan Agreement, the Notes, the Security Documents and applicable law or in equity; specifically, this Amendment does not constitute a waiver or implied waiver of any Defaults or Events of Default which currently exist.

          SECTION 9.     COSTS AND EXPENSES. The Borrowers hereby reaffirm their agreement under the Loan Agreement to pay or reimburse the Lenders on demand for all costs and expenses incurred by the Lenders in connection with the Loan Agreement and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lenders for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.

          SECTION 10.     EFFECT AND CONSTRUCTION OF AMENDMENT. Except as expressly provided herein, the Loan Agreement and the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Amendment shall not be construed to:

(a) impair the validity, perfection or priority of any lien or security interest securing the Note;

(b) waive or impair any rights, powers or remedies of the Lenders under the Notes or the Loan Documents; constitute an election of remedies to the exclusion of any other remedies; or

                    (c)     constitute an agreement by and among the Lenders and the Borrowers or require the Lenders to waive any Events of Default or extend the term of the Loan Agreement or the Notes or the time for payment of any of the obligations represented by the Notes or the Loan Documents; or make any further loans or other extensions of credit to Borrowers or any of them.

          SECTION 11.     BENEFIT OF AGREEMENT. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Amendment.

          SECTION 12.     ENTIRE AGREEMENT. Except as expressly set forth herein, there are no agreements or understandings, written or oral, by and among Borrowers and the Lenders relating to this Amendment, the Loan Agreement or the other Loan Documents that are not fully and completely set forth herein or therein.

          SECTION 13.     SEVERABILITY. The provisions of this Amendment are intended to be severable. If any provisions of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

          SECTION 14.     GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal substantive laws of the State of New York, without regard to the choice of law principles of such state.

          SECTION 15.     COUNTERPARTS; FACSIMILE SIGNATURES. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

SECTION 16. NOTICES. Any notices with respect to this Amendment shall be given in the manner provided for in the Loan Agreement.

SECTION 17. SURVIVAL. The provisions set forth in Section 7 above shall survive the payment in full of the Notes.

          SECTION 18.     AMENDMENT. No amendment, modification, rescission, waiver or release of any provision of this Amendment shall be effective unless the same shall be in writing and signed by the parties hereto. As amended hereby, the Notes, the Loan Agreement and the Loan Documents remain in full force and effect.

SECTION 19. REFERENCES. All references in the Loan Documents to the Notes shall be deemed to refer to the Notes.

          SECTION 20.     NO OTHER WAIVER. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Event of Default or breach, default or event of default under any Loan Document or other document held by the Lenders, whether or not known to Series the Lenders and whether or not existing on the date of this Amendment.

          SECTION 21.     JURY TRIAL WAIVER. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE LENDERS AND ANY BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AMENDMENT, THE LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

GE CAPITAL EQUITY INVESTMENTS, INC.
As Series A Lender, Series C Lender and as Collateral Agent

By:________________________________________
Name:______________________________________
Title:_______________________________________

SERIES B LENDERS:

DART Investors, L.P.
By: DART Management General Partner Group, LLC

By:________________________________________
Mitchell M. Wexler, Manager

___________________________________________
Charles L. Smith

___________________________________________
Robert L. Cox

___________________________________________
Robert L. Cox, II

___________________________________________
Stephen A. Hoffman

___________________________________________
Mitch M. Wexler

___________________________________________
Stephen Townzen

EMERGING BUSINESS SOLUTIONS, LLC

___________________________________________

By: _______________________________________
Duly Authorized Signatory

___________________________________________
Ronald L. Carmicle

___________________________________________
Raymond C. Dauenhauer

___________________________________________
J. Sherman Henderson, III

___________________________________________
Bruce C. Merrick

___________________________________________
George T. Underhill, II

___________________________________________
Daniel F. Dooley

BORROWERS:

THERMOVIEW INDUSTRIES, INC.
AMERICAN HOME DEVELOPERS CO., INC.
FIVE STAR BUILDERS, INC.
KEY HOME CREDIT, INC.
KEY HOME MORTGAGE, INC.
LEINGANG SIDING AND WINDOW, INC.
PRIMAX WINDOW CO.
PRECISION WINDOW MFG., INC.
ROLOX, INC.
TD WINDOWS, INC.
THERMAL LINE WINDOWS, INC.
THERMOVIEW OF MISSOURI, INC.
THERMO-TILT WINDOW COMPANY
THOMAS CONSTRUCTION, INC.
THERMO-SHIELD OF AMERICA (ARIZONA), INC.
THERMO-SHIELD OF AMERICA (MICHIGAN), INC.
THERMO-SHIELD COMPANY, LLC
THERMO-SHIELD OF AMERICA (WISCONSIN), LLC
THERMOVIEW ADVERTISING GROUP, INC.

By: ________________________________________
Charles L. Smith, President